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                                                                    Exhibit 10.1

                            TAGTCR ACQUISITION, INC.

                          1999 SECURITIES PURCHASE PLAN

     1. Purpose of Plan. This 1999 Securities Purchase Plan (the "Plan") of TAGTCR Acquisition, Inc. (the "Company") is designed to provide incentives to such present and future employees, directors, consultants or advisors of the Company or its Subsidiaries, as may be selected in the sole discretion of the Committee ("Participants"), through the sale of Common Stock to Participants. Only those Participants who are employees of the Company or its Subsidiaries shall be eligible to participate in this Plan. This Plan is intended to qualify under Securities and Exchange Commission Rule 701.

     2. Definitions. Certain terms used in this Plan have the meanings set forth below:

     "Board" means the Board of Directors of the Company.

     "Committee" shall mean the committee of the board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

     "Common Stock" means the Company's Common Stock, par value $.01 per share.

     "Subsidiary" means any corporation of which shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through its Subsidiaries.

     3. Sale of Common Stock. The Committee shall have the power and authority to sell to any Participant any Common Stock at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. Common Stock sold under this Plan shall be subject to such terms and evidenced by agreements as shall be determined from time to time by the Committee.

     4. Administration of the Plan. The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (i) to interpret the terms of this Plan and (ii) to determine the rights of any person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Committee or the Board. Each action of the Committee shall be binding on all persons.

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     5. Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Plan participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

     6. Termination and Amendment. The Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan.

     7. Merger. The Company has been formed for the purpose of merging (the "Merger") with and into CompDent Corporation, a Delaware corporation ("CompDent") pursuant to the terms, and subject to the conditions, set forth in the Amended and Restated Agreement and Plan of Merger, dated as of July 28, 1998 and amended and restated as of January 18, 1999, by and among TAGTCR, CompDent and others, as amended from time to time. By virtue of the Merger, CompDent will become the successor to all of the rights, interests, duties and obligations of the Company, including, without limitation, those arising under this Plan, and after the Merger, CompDent shall be deemed to be a party to this Agreement and all references in this Agreement to TAGTCR Acquisition, Inc. or the "Company" shall be deemed to be references to CompDent.

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